EXHIBIT 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Hibernia Corporation Registration Statements

                Form S-3 No. 33-26553 (dated February 21, 1989) Form S-8 No. 2-81353 (dated February 23, 1989) Form S-8 No. 33-26871 (dated February 23, 1989) Form S-3 No. 33-37701 (dated January 31, 1991)
                Form S-8 No. 2-96194 (dated April 8, 1991)
                Form S-3 No. 33-53108 (dated December 28, 1992) Form S-3 No. 33-55844 (dated December 28, 1992) Form S-8 No. 33-59743 (dated June 1, 1995)
                Form S-3 No. 333-8133 (dated September 19, 1996) Form S-8 No. 333-07761 (dated July 8, 1996)
                Form S-8 No. 333-36017 (dated September 19, 1997) Form S-8 No. 333-56053 (dated June 4, 1998)
                Form S-8 No. 333-83611 (dated July 23, 1999)

of our report dated January 17, 2000, with respect to the consolidated financial statements of Hibernia Corporation for the year ended December 31, 1999 included in this Current Report on Form 8-K dated January 26, 2000 filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


New Orleans, Louisiana
January 26, 2000